   As filed with the Securities and Exchange Commission on June 30, 1997

                                                  Registration No. 333-_______
==============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                          --------------------------------

                                     FORM S-8

                              REGISTRATION STATEMENT

                          UNDER THE SECURITIES ACT OF 1933


                       ROOSEVELT FINANCIAL GROUP, INC.
              (Exact name of registrant as specified in its charter)

            Delaware                                  43-1498200
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

900 Roosevelt Parkway, Chesterfield, Missouri             63017
(Address of principal executive offices)                (Zip Code)

                    EMPLOYMENT AGREEMENT, DATED DECEMBER 22, 1996,
                       BETWEEN ROOSEVELT FINANCIAL GROUP, INC.,
                           MERCANTILE BANCORPORATION INC.
                                        AND
                                STANLEY J. BRADSHAW
                               _______________________

                                GARY W. DOUGLASS
               Executive Vice President and Chief Financial Officer
                          Roosevelt Financial Group, Inc.
                               900 Roosevelt Parkway
                            Chesterfield, Missouri 63017
                    (Name and address of agent for service)
                                 (314) 532-6200
          (Telephone number, including area code, of agent for service)

                          Copy of all communications to:

                            CHRISTOPHER R. KELLY, P.C.
                              CRAIG M. SCHEER, ESQ.
                         Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                           1100 New York Ave., N.W.
                           Washington, D.C.  20005
                                (202) 414-6100

                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                  Proposed maximum Proposed maximum
Title of securities Amount to be  offering price   aggregate         Amount of
to be registered   registered(1)   per share       offering price registration
                                                                     fee
------------------------------------------------------------------------------
Common Stock, par value
$.01 per share    100,000 shares   $23(2)          $2,300,000(2)     $697(2)


==============================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based upon the average of the high and low sales price of the Common Stock on the Nasdaq National Market System of $23.00 per share on June 30, 1997.

                                  PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to Stanley J. Bradshaw, to whom the shares registered hereby have been awarded pursuant to the Employment Agreement, dated December 22, 1997, by and between Roosevelt Financial Group, Inc. (the "Company"), Mercantile Bancorporation Inc. ("Mercantile") and Mr. Bradshaw as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

    Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.
           --------------------------------------------------------------

     The following documents previously or concurrently filed by the Company with the Commission (File No. 0-17403) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to Mr. Bradshaw:

           1. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, as amended on Form 10-K/A on March 14, 1997 and on Form 10-K/A-2 on April 29, 1997.

          2. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 1997.

          3. The description of the common stock, par value $.01 per share, of the Company contained in Registration Statement on Form S-4 dated March 30, 1994, as amended.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company (or Mercantile, as successor) shall furnish without charge to person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mark G. Ellebrecht, Vice President, General Counsel and Secretary, Roosevelt Financial Group, Inc., 900 Roosevelt Parkway, Chesterfield, Missouri 63017, telephone (314) 532-6200.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
         --------------------------

          Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of. Section Ten of the Company's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Section Ten are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Section Eleven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of Delaware (which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions) or (iv) for transactions from which directors derive improper personal benefit.

     The Company maintains directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

     Not applicable.

Item 8.  Exhibits.
         ---------

     The following Exhibits are filed as part of this Registration Statement.
     4.1     Certificate of Incorporation (incorporated by reference to
             Exhibit 4.1 to the Company's Registration Statement No. 33-79308)
     4.2     Bylaws (incorporated by reference to Exhibit 3.2 to the Company's
             Registration Statement No. 33-20337)
     4.3     Specimen common stock certificate (incorporated by reference to
             Exhibit 4 to the Company's Registration Statement No. 33-20337)
     5       Opinion of Silver, Freedman & Taff, L.L.P. as to legality of the securities being registered
    23.1     Consent of KPMG Peat Marwick LLP
    23.2     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
             5)
    24       Power of Attorney (contained on signature page)
    99       Employment Agreement with Stanley J. Bradshaw (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form
             10-K for the fiscal year ended December 31, 1996  (File No. 0-
             17403)).

Item 9.  Undertakings.
         -------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chesterfield, State of Missouri, on June 30, 1997.

                                      ROOSEVELT FINANCIAL GROUP, INC.



                                      By:  /s/ Stanley J. Bradshaw
                                                   -----------------------
                                      Stanley J. Bradshaw
                                      Chairman of the Board, President, Chief
                                      Executive Officer and Director
                                      (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Stanley J. Bradshaw and Gary W. Douglass, and either of them, our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Stanley J. Bradshaw and/or Gary W. Douglass may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the registrant's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below this registration statement and any and all amendments (including post-effective amendments) thereto; and, we hereby approve, ratify and confirm all that said Stanley J. Bradshaw and/or Gary W. Douglass shall do or cause to be done by virtue thereof.


By: /s/ Stanley J. Bradshaw            By:/s/ Gary W. Douglass
    ----------------------------          ------------------------------
Stanley J. Bradshaw                       Gary W. Douglass
Chairman of the Board, President,         Executive Vice President and Chief
 Chief Executive Officer and Director       Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                           Officer)

Date: June 30, 1997                    Date: June 30, 1997
--------------------------------             ----------------------------





By:  /s/ Douglas T. Breeden            By:  /s/ Richard E. Beumer
     ----------------------------           -----------------------------
    Douglas T. Breeden                      Richard E. Beumer
    Director                                Director

Date: June 30, 1997                    Date: June 30, 1997
--------------------------------             ----------------------------



By:  /s/ Anat Bird                     By:/s/ Robert M. Clayton II
     ---------------------------          -------------------------------
    Anat Bird                             Robert M. Clayton II
    Senior Executive Vice President,      Director
     Chief Operating Officer and Director


Date: June 30, 1997                    Date: June 30, 1997
--------------------------------             ----------------------------


By:/s/Bradbury Dyer III                By:/s/ Patricia M. Gammon
   -----------------------------          -------------------------------
   Bradbury Dyer III                      Patricia M. Gammon
   Director                               Director


Date: June 30, 1997                    Date: June 30, 1997
--------------------------------             ----------------------------


By: /s/ Hiram S. Liggett, Jr.          By: /s/ Clarence M. Turley, Jr.
    ----------------------------           ------------------------------
   Hiram S. Liggett, Jr.                   Clarence M. Turley, Jr.
   Director                                Director


Date: June 30, 1997                    Date: June 30, 1997
--------------------------------             ----------------------------



By: /s/ Alvin D. Vitt
    ----------------------------
        Alvin D. Vitt
        Director


Date: June 30, 1997
--------------------------------

                                                                    EXHIBIT
INDEX
Exhibit Number                 Document
    5                          Opinion of Silver, Freeman & Taff, L.L.P. as to
                               the legality of the securities being registered

   23.1                        Consent of KPMG Peat Marwick LLP

                                     EXHIBIT 5

                                   June 30, 1997




Board of Directors
Roosevelt Financial Group, Inc.
900 Roosevelt Parkway
Chesterfield, Missouri  63017

Members of the Board:

     We have acted as counsel to Roosevelt Financial Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 100,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to the Employment Agreement (the "Agreement") dated as of December 22, 1996, by and between the Company, Mercantile Bancorporation Inc. and Stanley J. Bradshaw.

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Company's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

     Based upon the foregoing, it is our opinion that:

1.   The shares of Common Stock being so registered have been duly authorized.

2. The shares of Common Stock to be offered by the Company will be, when and if issued as contemplated by the Agreement, legally issued, fully paid and non-assessable shares of Common Stock of the Company.

                                    Very truly yours,

                                    /s/Silver, Fredman & Taff, L.L.P.

                                    SILVER, FREEDMAN & TAFF, L.L.P.

                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Roosevelt Financial Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Roosevelt Financial Group, Inc. ("Roosevelt") of our report dated January 20, 1997, relating to the consolidated balance sheets of Roosevelt Financial Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K, as amended on Form 10-K/A on March 14, 1997 and on Form 10-K/A-2 on April 29, 1997, of Roosevelt.

Our report states that the supplemental fair value consolidated balance sheets of Roosevelt have been prepared by management to present relevant financial information that is not provided by the historical cost consolidated balance sheets and is not intended to be a presentation in conformity with generally accepted accounting principles. The supplemental fair value consolidated balance sheets do not purport to present the net realizable liquidation, or market value of Roosevelt as a whole. Furthermore, amounts ultimately realized by Roosevelt from the disposal of assets may vary significantly from the fair value presented.

                                    /s/KPMG Peat Marwick LLP
                                       ---------------------

St. Louis, Missouri
June 27, 1997